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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Alamosa Holdings, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 23rd day of February, 2001.



                                        BUDAGHER FAMILY, LLC

                                               By: /s/ MICHAEL R. BUDAGHER
                                                   --------------------------
                                                   Name:  Michael R. Budagher
                                                   Title: Manager

                                        MICHAEL R. BUDAGHER

                                                   /s/ MICHAEL R. BUDAGHER
                                                   --------------------------
                                                   Name:  Michael R. Budagher